EXHIBIT 99

Contact:	Gary Thompson - Media	Eric Hession - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6446

Caesars Entertainment Reports Results for 2011 First Quarter

•	Las Vegas fundamentals improving

•	Customer-satisfaction scores rise

LAS VEGAS - May 10, 2011 - Caesars Entertainment Corporation (formerly Harrah’s Entertainment, Inc.) today reported the following financial results for the 2011 first quarter:

COMPANY-WIDE RESULTS

Caesars Entertainment Corporation

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$2,179.0	$2,188.4	(0.4)%
Income from operations	213.5	225.8	(5.4)%
Net loss	(144.8)	(193.6)	(25.2)%
Net loss attributable to Caesars Entertainment Corporation	(147.5)	(195.6)	(24.6)%
Property EBITDA (1)	484.9	493.7	(1.8)%
Adjusted EBITDA (1) (2)	469.0	481.6	(2.6)%

Caesars Entertainment’s 2011 first-quarter net revenues decreased approximately 0.4 percent to $2,179.0 million from $2,188.4 million in the 2010 first quarter due to reduced visitation by our rated players and the temporary closures of our four properties in the Illinois/Indiana region as a result of weather conditions and flooding, the effects of which were partially offset by the full-quarter impact of Planet Hollywood revenues in first quarter 2011. Income from operations for the first quarter of 2011 was $213.5 million, compared with income from operations of $225.8 million for the 2010 first quarter due primarily to the reduction in revenues discussed above.

Net loss for first quarter 2011 was $144.8 million, compared with a net loss of $193.6 million for the year-ago quarter. Net loss for the first quarter of 2011 included gains related to the early extinguishment of debt of $33.2 million ($21.0 million, net of taxes), while net loss for the first quarter of 2010 included losses related to the early extinguishment of debt of $47.4 million ($30.2 million, net of taxes).

Caesars Entertainment continued to deliver on its strategic objectives in the first quarter of 2011, maintaining its focus on operating margins while improving the company’s portfolio via capital-efficient investments. We believe these actions will position Caesars Entertainment for strong performance in the event of modest revenue improvement.

Streamlining marketing efforts was a first-quarter focal point. Following an increase in marketing spend during the first half of 2010, Caesars Entertainment began the gradual process of refocusing its customer reinvestment late last year. Year-over-year marketing spend was lower in the first quarter of 2011 than in the year-earlier quarter.

Caesars Entertainment also progressed with its efforts to redefine its operating structure. We believe this endeavor will create significant cost advantages that will be difficult for competitors of smaller size and scale to replicate. We also expect these efforts to produce a more streamlined decision-making process, allowing us to react more quickly to market and competitive changes. We expect identifiable savings from this initiative will begin to materialize in future quarters.

“We achieved significant progress in operating efficiencies, guest service and development activities in the first quarter,” said Gary Loveman, Caesars Entertainment chairman, president and chief operating officer. “Our efforts to reduce expenses led to margin improvements in certain Midwestern properties.

“We are encouraged by the New Jersey state government’s determination to market the city more effectively and by signs the Atlantic City market may finally be starting to stabilize,” Loveman said. “Changes to the regulatory structure and process in Atlantic City during the first quarter will enable us to operate more efficiently there.

“Over the past year, we have continued to refine our understanding of how to most effectively market to each small segment of our guests,” Loveman said. “Our customer-service satisfaction scores are rising to an all-time high, up almost five percent in the first quarter from a year earlier, and I am confident the refinements we are making to our reinvestment strategy will also lead to higher margins and greater earnings growth as the economy improves.”

On the growth front, Caesars Entertainment is pursuing development opportunities where we believe significant value can be created. We announced an alliance with Suffolk Downs racetrack in Boston that would expand our distribution should gaming be legalized in Massachusetts. In Las Vegas, strengthening market fundamentals prompted the decision to complete the Octavius tower at Caesars Palace and begin work on the LINQ retail, dining and entertainment project. Financing associated with the Octavius and LINQ projects was completed subsequent to the end of the quarter.

“We expect the LINQ and Octavius projects to increase visitation to our properties on the Las Vegas Strip,” Loveman said. “These projects include completion of the remaining three luxury villas and 662 rooms at the Octavius Tower at Caesars Palace, as well as the retail, dining and entertainment experience across the Strip from Caesars.

“Finally, we believe strongly that the recent federal indictments of illegal online poker operators should convince Congress to allow American citizens to play online poker and to allow American companies to compete in a multi-billion-dollar industry,” Loveman said. “By acting now to legalize a game enjoyed by millions of adult citizens, Congress can clarify ambiguous federal laws, generate tax revenues for federal and state governments and bring thousands of jobs to this country.”

The company measures its performance through key tracking metrics of trips by rated players and spend per rated-player trip. On a consolidated basis for the first quarter 2011, trips by rated players decreased 8.0 percent from the year-ago quarter, while spend per rated-player trip increased 3.7 percent. These results are indicators of a still weak economy in certain regions in which we operate. Cash average daily room rates saw an increase of 5.8 percent while occupancy percentage increased 3.8 percentage points.

A substantial portion of the debt of Caesars Entertainment’s consolidated group is issued by Caesars Entertainment Operating Company, Inc. (CEOC) (formerly Harrah’s Operating Company, Inc.). Therefore, the company believes it is meaningful to also provide information pertaining to the results of operations of CEOC.

Caesars Entertainment Operating Company, Inc. - Company-wide results

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$1,708.1	$1,710.9	(0.2)%
Income from operations	186.1	197.9	(6.0)%
Net loss	(170.7)	(163.0)	4.7%
Net loss attributable to Caesars Entertainment Operating Company, Inc.	(173.4)	(165.1)	5.0%
Property EBITDA (1)	394.8	396.3	(0.4)%
Adjusted EBITDA (1) (2)	378.3	383.1	(1.3)%

REGIONAL OPERATING RESULTS

To provide more meaningful information than would be possible on either a consolidated basis or an individual property basis, our casino properties have been grouped into regions to facilitate discussion of our operating results.

Las Vegas Region visitation by our rated players rose 8.7 percent for the first quarter 2011 from the year-ago period, and the amount spent per rated-player trip increased 1.0 percent. Hotel revenues increased 17.4 percent for the first quarter 2011, as our cash average daily room rates increased 7.6 percent and occupancy percentage rose 4.4 percentage points.

Atlantic City Region visitation by our rated players decreased 5.8 percent for the first quarter 2011, and the amount spent per rated-player trip decreased 1.6 percent from the year-ago quarter. Hotel revenues decreased 2.4 percent for the first quarter 2011 as our cash average daily room rates decreased 5.4 percent while occupancy percentage generally remained flat.

For the remainder of our United States markets, visitation by our rated players for the first quarter 2011 decreased 13.6 percent, while spend per rated-player trip increased 4.4 percent.

Recent flooding of the Ohio and Mississippi Rivers has caused closures of certain of the Company’s facilities. Specifically, Horseshoe Southern Indiana reopened May 4, 2011 after flood-related closures, while Horseshoe Tunica, Tunica Roadhouse, Harrah’s Tunica and Harrah’s Metropolis are currently closed due to the flood waters. Based on their locations and other factors, some properties may remain closed longer than others. In 2010, the five properties contributed approximately 9.4 percent and 8.8 percent, respectively, of the Company’s Net Revenues and Property EBITDA. We believe that the financial impact of these closures will be immaterial to our 2011 overall results of operations after taking into account our insurance coverage; however, the timing of the receipt of insurance proceeds is currently unknown.

Further discussion of our results by region follow:

LAS VEGAS REGION

Hotel occupancy rose 440 basis points and net revenues increased 6.4 percent in the Las Vegas Region in the 2011 first quarter from the year-ago period due to increased visitation and customer spend per trip, combined with the full-quarter impact of Planet Hollywood revenues.

The full-quarter impact of depreciation expense on Planet Hollywood assets, combined with incremental depreciation expense in 2011 associated with the Caesars Palace expansion, was more than offset by a reduction in expenses related to remediation projects at certain of our Las Vegas properties, resulting in increased income from operations for the first quarter 2011 compared with the year-ago period.

Caesars Entertainment Corporation - Las Vegas region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$726.4	$682.8	6.4%
Income from operations	112.7	105.9	6.4%
Property EBITDA (1)	193.4	190.9	1.3%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood and Rio.

Caesars Entertainment Operating Company, Inc. - Las Vegas region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$392.2	$339.8	15.4%
Income from operations	66.4	56.3	17.9%
Property EBITDA (1)	110.3	98.2	12.3%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Imperial Palace, and Planet Hollywood.

ATLANTIC CITY REGION

The Atlantic City market continues to be affected by the current economic environment, competition from new casinos outside of Atlantic City and the mid-2010 introduction of table games in the Pennsylvania market. As a result, Atlantic City Region 2011 first-quarter revenues, income from operations and Property EBITDA were lower than the prior year period, as more focused marketing and reduced payroll-related and property-tax expenses were unable to offset the income impact of reduced revenues.

Caesars Entertainment Corporation - Atlantic City region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$449.3	$457.5	(1.8)%
Income from operations	19.4	21.5	(9.8)%
Property EBITDA (1)	66.5	68.7	(3.2)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester and Showboat Atlantic City.

Caesars Entertainment Operating Company, Inc. - Atlantic City region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$334.9	$342.1	(2.1)%
Income from operations	8.6	9.5	(9.5)%
Property EBITDA (1)	41.8	42.8	(2.3)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Chester and Showboat Atlantic City.

LOUISIANA/MISSISSIPPI REGION

Reduced visitation unfavorably impacted 2011 first-quarter revenues when compared with the year-ago period. However, the 2011 first-quarter income from operations and Property EBITDA improved from 2010, as more focused marketing expenditures and reduced payroll-related expenses more than offset the income impact of lower revenues.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Louisiana/Mississippi region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$286.1	$307.0	(6.8)%
Income from operations	33.7	32.3	4.3%
Property EBITDA (1)	60.4	58.1	4.0%

Louisiana/Mississippi Region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs and Tunica Roadhouse.

IOWA/MISSOURI REGION

Revenues in the region declined for the 2011 first quarter from the 2010 period due to increased competitive pressures in the region and reduced visitation. Income from operations and Property EBITDA for the 2011 first quarter decreased from 2010 due to the income impact of reduced revenues.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Iowa/Missouri region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$177.4	$187.6	(5.4)%
Income from operations	43.9	47.5	(7.6)%
Property EBITDA (1)	56.3	60.0	(6.2)%

Iowa/Missouri Region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis and Horseshoe Council Bluffs.

ILLINOIS/INDIANA REGION

Revenues in the region decreased for the 2011 first quarter from the 2010 period, primarily due to decreased visitation and the temporary closures of all four of our properties in the region as a result of weather conditions and flooding. Income from operations increased slightly for the first quarter of 2011 from the 2010 period due to cost-savings initiatives that more than offset the income impact of reduced revenues.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Illinois/Indiana region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$277.1	$297.0	(6.7)%
Income from operations	39.1	38.9	0.5%
Property EBITDA (1)	59.4	59.2	0.3%

Illinois/Indiana properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond and Horseshoe Southern Indiana.

OTHER NEVADA REGION

First-quarter 2011 revenues for the Other Nevada Region declined from the 2010 period due to lower guest visitation and lower visitor spend per trip. Reduced depreciation expense and cost-savings initiatives more than offset the income impact of lower revenues, resulting in an increase in income from operations from 2010.

Caesars Entertainment Corporation - Other Nevada region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$105.6	$109.9	(3.9)%
Income from operations	7.2	7.1	1.4%
Property EBITDA (1)	18.1	18.7	(3.2)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno and Harvey’s Lake Tahoe.

Caesars Entertainment Operating Company, Inc. - Other Nevada region

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$69.2	$72.7	(4.8)%
Income from operations	2.2	1.9	15.8%
Property EBITDA (1)	8.3	8.6	(3.5)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Reno and Harvey’s Lake Tahoe.

MANAGED AND INTERNATIONAL

Revenues from our managed and international properties increased for the first quarter 2011 from 2010 primarily due to increased visitation and increased spend per trip at our Uruguay property.

Included in income from operations, but not in Property EBITDA, was a decrease in amortization of intangible assets due to certain contract rights being fully amortized in 2010, which, combined with the income impact of increased revenues, resulted in an increase in income from operations for the first quarter of 2011 from the year-ago period.

Caesars Entertainment Corporation/Caesars Entertainment Operating Company, Inc. - Managed and International

	Quarter Ended March 31,		Percent Increase/ (Decrease)
(In millions)	2011	2010
Net revenues	$136.5	$130.2	4.8%
Income from operations	19.4	15.4	26.0%
Property EBITDA (1)	32.8	31.7	3.5%

OTHER ITEMS

Interest expense decreased $18.1 million for the 2011 first quarter from the year-ago period. The decrease was due to the decrease in our outstanding net debt levels combined with reduced interest expense associated with our derivative interest rate contracts.

During the first quarter 2011, we recognized a pre-tax gain on early extinguishments of debt of $33.2 million, compared with a pre-tax loss on early extinguishments of debt of $47.4 million in the first quarter 2010. The gain in 2011 was a result of the purchase of $108.1 million face value of CMBS Loans for $73.5 million, net of deferred financing costs. The loss in 2010 was to record an additional liability pursuant to the terms of an amendment under which we agreed to pay lenders selling CMBS Loans during the fourth quarter 2009 an additional $47.4 million for their loans previously sold.

For the 2011 first quarter, we recorded a tax benefit of $78.4 million on pre-tax loss of $223.2 million, compared with a tax benefit of $104.9 million on pre-tax loss of $298.5 million for the 2010 first quarter.

Caesars Entertainment has undertaken comprehensive cost reduction efforts to right-size expenses with business levels. During the fourth quarter of 2010, the company began a new initiative to reinvent certain aspects of its functional and operating units to gain significant further cost reductions and streamline our operations. During the quarter ended March 31, 2011, the Company realized cost savings of $66.2 million and has estimated cost savings yet to be realized of $157.4 as of that date.

(1)

Property EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA are measurements not in accordance with Generally Accepted Accounting Principles (GAAP) but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. Reconciliations of Property EBITDA to Net loss attributable to Caesars Entertainment Corporation and of Net loss attributable to Caesars Entertainment Corporation to Adjusted EBITDA are attached to this release. Property EBITDA consists of income/(loss) from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, acquisition and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to loss from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our company may not be comparable to similarly titled measures presented by other companies.

(2)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability programs.

Caesars Entertainment will host a conference call today, May 10 at 8 a.m. Pacific Daylight Time to review its first-quarter results. Those interested in listening to the call can do so by accessing the live webcast at http://investor.shareholder.com/media/eventdetail.cfm?eventid=95850&CompanyID=PPE&e=1&mediaKey=E98F620483634F5B692A247585FBE1B1

If you would like to ask questions and be an active participant in the call you should dial (877) 402 - 8905, or (707) 287 - 9330 for international callers, and enter Conference ID 60885350 about 10 minutes before the call start time. A recording of the live call will be available until our second-quarter conference call.

* * * * *

Caesars Entertainment Corporation is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 73 years ago, Caesars has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.caesars.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company’s significant indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions, political uprisings or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the recent downturn in the gaming and hotel industries, or any other factor; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended March 31,
(In millions)	2011	2010
Net revenues	$2,179.0	$2,188.4
Property operating expenses	(1,694.1)	(1,694.7)
Depreciation and amortization	(177.0)	(169.7)

Operating profit	307.9	324.0
Project opening costs and other items	(18.5)	(13.2)
Income on interests in non-consolidated affiliates	0.3	(0.6)
Corporate expense	(34.3)	(34.5)
Acquisition and integration costs	(2.6)	(7.2)
Amortization of intangible assets	(39.3)	(42.7)

Income from operations	213.5	225.8
Interest expense, net of interest capitalized	(473.4)	(491.5)
Gains/(losses) on early extinguishments of debt	33.2	(47.4)
Other income, including interest income	3.5	14.6

Loss from operations before income taxes	(223.2)	(298.5)
Benefit for income taxes	78.4	104.9

Net loss	(144.8)	(193.6)
Less: net income attributable to non-controlling interests	(2.7)	(2.0)

Net loss attributable to Caesars Entertainment Corporation	$(147.5)	$(195.6)

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(In millions)	March 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$880.5	$987.0
Receivables, less allowance for doubtful accounts of $214.2 and $216.3	366.6	393.2
Deferred income taxes	171.1	175.8
Prepayments and other	237.4	184.1
Inventories	47.2	50.4
Assets held for sale	2.8	—

Total current assets	1,705.6	1,790.5

Land, buildings, riverboats and equipment, net of accumulated depreciation	17,597.5	17,766.6
Goodwill	3,422.3	3,420.9
Intangible assets other than goodwill	4,734.7	4,711.8
Investments in and advances to non-consolidated affiliates	100.9	94.0
Restricted cash	55.6	—
Deferred charges and other	787.9	803.9

	$28,404.5	$28,587.7

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$243.0	$251.4
Interest payable	402.4	201.5
Accrued expenses	1,015.2	1,074.3
Current portion of long-term debt	102.9	55.6

Total current liabilities	1,763.5	1,582.8
Long-term debt	18,648.1	18,785.5
Deferred credits and other	864.3	923.1
Deferred income taxes	5,570.8	5,623.7

	26,846.7	26,915.1
Stockholders’ equity
Common stock	0.7	0.7
Additional paid-in capital	6,911.7	6,906.5
Accumulated deficit	(5,242.4)	(5,105.6)
Accumulated other comprehensive loss	(155.8)	(168.8)

Total Caesars Entertainment Corporation Stockholders’ equity	1,514.2	1,632.8
Non-controlling interests	43.6	39.8

Total stockholders’ equity	1,557.8	1,672.6

	$28,404.5	$28,587.7

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Quarter Ended March 31, 2011
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$726.4	$449.3	$286.1	$177.4	$277.1	$105.6	$136.5	$20.6	$2,179.0
Property operating expenses	(533.0)	(382.8)	(225.7)	(121.1)	(217.7)	(87.5)	(103.7)	(22.6)	(1,694.1)

Property EBITDA	193.4	66.5	60.4	56.3	59.4	18.1	32.8	(2.0)	484.9
Depreciation and amortization	(58.3)	(42.6)	(18.7)	(12.4)	(19.9)	(7.3)	(9.3)	(8.5)	(177.0)

Operating profit/(loss)	135.1	23.9	41.7	43.9	39.5	10.8	23.5	(10.5)	307.9
Project opening costs and other items	(3.9)	(0.1)	(2.6)	—	(0.1)	(0.1)	(0.1)	(11.6)	(18.5)
Income/(loss) on interests in nonconsolidated affiliates	0.9	(0.6)	0.1	—	—	—	—	(0.1)	0.3
Corporate expense	—	—	—	—	—	—	—	(34.3)	(34.3)
Acquisition and integration costs	(0.3)	—	—	—	—	—	(0.3)	(2.0)	(2.6)
Amortization of intangible assets	(19.1)	(3.8)	(5.5)	—	(0.3)	(3.5)	(3.7)	(3.4)	(39.3)

Income/(loss) from operations	112.7	19.4	33.7	43.9	39.1	7.2	19.4	(61.9)	213.5

Interest expense, net of interest capitalized									(473.4)
Gains on early extinguishments of debt									33.2
Other income, including interest income									3.5

Loss before income taxes									(223.2)
Benefit for income taxes									78.4

Net loss									(144.8)
Less: net income attributable to non-controlling interests									(2.7)

Net loss attributable to Caesars Entertainment Corporation									$(147.5)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

(UNAUDITED)

	Quarter Ended March 31, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$682.8	$457.5	$307.0	$187.6	$297.0	$109.9	$130.2	$16.4	$2,188.4
Property operating expenses	(491.9)	(388.8)	(248.9)	(127.6)	(237.8)	(91.2)	(98.5)	(10.0)	(1,694.7)

Property EBITDA	190.9	68.7	58.1	60.0	59.2	18.7	31.7	6.4	493.7
Depreciation and amortization	(50.4)	(42.3)	(19.9)	(12.5)	(19.7)	(8.1)	(8.9)	(7.9)	(169.7)

Operating profit/(loss)	140.5	26.4	38.2	47.5	39.5	10.6	22.8	(1.5)	324.0
Project opening costs and other items	(16.1)	(0.1)	(0.6)	—	(0.3)	—	—	3.9	(13.2)
Income/(loss) on interests in nonconsolidated affiliates	0.4	(1.0)	0.2	—	—	—	—	(0.2)	(0.6)
Corporate expense	—	—	—	—	—	—	—	(34.5)	(34.5)
Acquisition and integration costs	—	—	—	—	—	—	—	(7.2)	(7.2)
Amortization of intangible assets	(18.9)	(3.8)	(5.5)	—	(0.3)	(3.5)	(7.4)	(3.3)	(42.7)

Income/(loss) from operations	105.9	21.5	32.3	47.5	38.9	7.1	15.4	(42.8)	225.8

Interest expense, net of interest capitalized									(491.5)
Losses on early extinguishments of debt									(47.4)
Other income, including interest income									14.6

Loss before income taxes									(298.5)
Benefit for income taxes									104.9

Net loss									(193.6)
Less: net income attributable to non-controlling interests									(2.0)

Net loss attributable to Caesars Entertainment Corporation									$(195.6)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION TO ADJUSTED EBITDA AND LTM ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

LTM Adjusted EBITDA is defined as EBITDA and Adjusted EBITDA further adjusted to include pro forma adjustments for acquired, new or disposed properties and estimated cost savings yet to be realized. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to Caesars Entertainment Corporation to Adjusted EBITDA for the three months ended March 31, 2011 and 2010 and reconciles net loss attributable to Caesars Entertainment Corporation to LTM Adjusted EBITDA for the last twelve months ended March 31, 2011.

	(1)	(2)	(3)
(In millions)	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Year Ended Dec. 31, 2010	(1)-(2)+(3) LTM
Net loss attributable to Caesars Entertainment Corporation	$(147.5)	$(195.6)	$(831.1)	$(783.0)
Interest expense, net of capitalized interest and interest income	469.6	480.9	1,947.6	1,936.3
Benefit for income taxes	(78.4)	(104.9)	(468.7)	(442.2)
Depreciation and amortization	219.2	215.3	907.8	911.7

EBITDA	462.9	395.7	1,555.6	1,622.8
Project opening costs, abandoned projects and development costs (a)	2.4	0.7	31.2	32.9
Acquisition and integration costs (b)	2.6	7.2	13.6	9.0
(Gains)/losses on early extinguishments of debt	(33.2)	47.4	(115.6)	(196.2)
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	0.6	0.5	(2.3)	(2.2)
Impairment of intangible assets, including goodwill	—	—	193.0	193.0
Non-cash expense for stock compensation benefits (d)	5.9	6.7	18.1	17.3
Other non-recurring or non-cash items (e)	27.8	23.4	177.6	182.0

Adjusted EBITDA (f)	469.0	481.6	1,871.2	1,858.6
Pro forma adjustment for acquired, new or disposed properties (g)				7.7
Pro forma adjustment for estimated cost savings yet to be realized (h)				157.4

LTM Adjusted EBITDA				$2,023.7

(a)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.

(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, gains and losses from disposal of assets and equity in non-consolidated subsidiaries (net of distributions).
(f)	Does not include the full period estimated impact of newly completed construction projects or the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.
(g)	Represents the full period estimated impact of newly completed construction projects.
(h)	Represents the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended March 31, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$392.2	$334.9	$286.1	$177.4	$277.1	$69.2	$136.5	$34.7	$1,708.1
Property operating expenses	(281.9)	(293.1)	(225.7)	(121.1)	(217.7)	(60.9)	(103.7)	(9.2)	(1,313.3)

Property EBITDA	110.3	41.8	60.4	56.3	59.4	8.3	32.8	25.5	394.8
Depreciation and amortization	(34.1)	(30.1)	(18.7)	(12.4)	(19.9)	(5.5)	(9.3)	(8.4)	(138.4)

Operating profit	76.2	11.7	41.7	43.9	39.5	2.8	23.5	17.1	256.4
Project opening costs and other items	(1.6)	(0.1)	(2.6)	—	(0.1)	(0.1)	(0.1)	(11.8)	(16.4)
(Loss)/income on interests in non-consolidated affiliates	—	(0.3)	0.1	—	—	—	—	(0.1)	(0.3)
Corporate expense	—	—	—	—	—	—	—	(27.2)	(27.2)
Acquisition and integration costs	—	—	—	—	—	—	(0.3)	(1.7)	(2.0)
Amortization of intangible assets	(8.2)	(2.7)	(5.5)	—	(0.3)	(0.5)	(3.7)	(3.5)	(24.4)

Income/(loss) from operations	66.4	8.6	33.7	43.9	39.1	2.2	19.4	(27.2)	186.1

Interest expense, net of interest capitalized									(454.3)
Other income including interest income									3.5

Loss before income taxes									(264.7)

Benefit for income taxes									94.0

Net loss									(170.7)
Less: net income attributable to non-controlling interests									(2.7)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(173.4)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended March 31, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$339.8	$342.1	$307.0	$187.6	$297.0	$72.7	$130.2	$34.5	$1,710.9
Property operating expenses	(241.6)	(299.3)	(248.9)	(127.6)	(237.8)	(64.1)	(98.5)	3.2	(1,314.6)

Property EBITDA	98.2	42.8	58.1	60.0	59.2	8.6	31.7	37.7	396.3
Depreciation and amortization	(24.9)	(29.9)	(19.9)	(12.5)	(19.7)	(6.2)	(8.9)	(7.8)	(129.8)

Operating profit	73.3	12.9	38.2	47.5	39.5	2.4	22.8	29.9	266.5
Project opening costs and other items	(8.9)	(0.1)	(0.6)	—	(0.3)	—	—	3.9	(6.0)
(Loss)/income on interests in non-consolidated affiliates	—	(0.6)	0.2	—	—	—	—	(0.2)	(0.6)
Corporate expense	—	—	—	—	—	—	—	(27.0)	(27.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(7.2)	(7.2)
Amortization of intangible assets	(8.1)	(2.7)	(5.5)	—	(0.3)	(0.5)	(7.4)	(3.3)	(27.8)

Income/(loss) from operations	56.3	9.5	32.3	47.5	38.9	1.9	15.4	(3.9)	197.9

Interest expense, net of interest capitalized									(447.8)
Other income, including interest income									14.5

Loss from before income taxes									(235.4)

Benefit for income taxes									72.4

Net loss									(163.0)
Less: net income attributable to non-controlling interests									(2.1)

Net loss attributable to Caesars Entertainment Operating Company, Inc.									$(165.1)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT OPERATING

COMPANY, INC. TO ADJUSTED EBITDA AND LTM ADJUSTED EBITA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

LTM Adjusted EBITDA is defined as EBITDA and Adjusted EBITDA further adjusted to include pro forma adjustments for acquired, new or disposed properties and estimated cost savings yet to be realized. As Planet Hollywood is an unrestricted subsidiary of CEOC, adjustments included in the table below related to Planet Hollywood are excluded from the covenant computations under the CEOC debt agreements.

Because not all companies use identical calculations, our presentation of Adjusted EBITDA and LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to Caesars Entertainment Operating Company, Inc. to Adjusted EBITDA for the three months ended March 31, 2011 and 2010 and reconciles net loss attributable to Caesars Entertainment Operating Company, Inc. to LTM Adjusted EBITDA for the last twelve months ended March 31, 2011.

	(1)	(2)	(3)	(1)-(2)+(3) LTM
(In millions)	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Year Ended Dec. 31, 2010
Net loss attributable to Caesars Entertainment Operating Company, Inc.	$(173.4)	$(165.1)	$(851.1)	$(859.4)
Interest expense, net of capitalized interest and interest income	450.7	437.2	1,748.9	1,762.4
Benefit for income taxes	(94.0)	(72.4)	(490.9)	(512.5)
Depreciation and amortization	165.8	160.5	685.9	691.2

EBITDA	349.1	360.2	1,092.8	1,081.7
Project opening costs, abandoned projects and development costs (a)	2.4	0.7	28.8	30.5
Acquisition and integration costs (b)	2.0	7.2	12.8	7.6
Losses on early extinguishments of debt	—	—	4.7	4.7
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	0.6	0.6	(2.1)	(2.1)
Impairment of intangible assets, including goodwill	—	—	193.0	193.0
Non-cash expense for stock compensation benefits (d)	5.7	6.4	17.2	16.5
Other non-recurring or non-cash items (e)	18.5	8.0	118.8	129.3

Adjusted EBITDA (f)	378.3	383.1	1,466.0	1,461.2

Pro forma adjustment for acquired, new or disposed properties (g)				7.7
Pro forma adjustment for estimated cost savings yet to be realized (h)				110.2

LTM Adjusted EBITDA				$1,579.1

(a)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, gains and losses from disposal of assets and equity in non-consolidated subsidiaries (net of distributions).
(f)	Does not include the full period estimated impact of newly completed construction projects or the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.
(g)	Represents the full period estimated impact of newly completed construction projects.
(h)	Represents the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.

The following tables present the consolidated condensed statement of operations of Caesars Entertainment Operating Company, Inc. for the quarters ended March 31, 2011 and 2010.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

	Quarter Ended March 31,
(In millions)	2011	2010
Net revenues	$1,708.1	$1,710.9
Property operating expenses	(1,313.3)	(1,314.6)
Depreciation and amortization	(138.4)	(129.8)

Operating profit	256.4	266.5
Project opening costs and other items	(16.4)	(6.0)
Loss on interests in non-consolidated affiliates	(0.3)	(0.6)
Corporate expense	(27.2)	(27.0)
Acquisition and integration costs	(2.0)	(7.2)
Amortization of intangible assets	(24.4)	(27.8)

Income from operations	186.1	197.9
Interest expense, net of interest capitalized	(454.3)	(447.8)
Other income, including interest income	3.5	14.5

Loss before income taxes	(264.7)	(235.4)
Benefit for income taxes	94.0	72.4

Net loss	(170.7)	(163.0)
Less: net income attributable to non-controlling interests	(2.7)	(2.1)

Net loss attributable to Caesars Entertainment Operating Company, Inc.	$(173.4)	$(165.1)